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                                                                    EXHIBIT 10.1

                            JOINT VENTURE AGREEMENT

     This Joint Venture Agreement (the "Agreement") is entered into this 9/th/ day of April, 1999, between BDC LLC, a Nevada limited liability company, ("Partner") and WorldQuest Networks, Inc., a Texas corporation ("WQN" and together with Partner, the Parties).

                             TERMS OF THE AGREEMENT

     WHEREAS, the Parties desire to enter into a joint venture ("JV") to provide Internet voice and related services at the three Sites (described below); and

     WHEREAS, WQN has provided PARTNER with the projections set forth on Exhibit A with respect to the proposed operations of the JV.

     NOW WHEREFORE, the Parties, in exchange for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree to be bound as follows.

     1. Ownership. Each of Partner and WQN shall share in the profits and losses of the JV on a 60% to WQN and 40% to Partner basis. Distribution of net cash flow shall be made no less often than quarterly. It is understood that in the event that WQN elects to lease the equipment necessary to activate these circuits the lease payments shall be paid from the WQN (60%) portion of the net income.

     2. Installation and Maintenance. At no cost to the JV, WQN shall be responsible for the following:

          (a) Location of sites for circuits in international markets (The location of the three (3) Sites shall be in Sri Lanka, Costa Rica and one in India) ("Sites");

          (b) The installation of Internet voice terminating equipment ("Equipment") at the Sites;

          (c)  24 hour monitoring and maintenance of the Equipment;

          (d) The marketing and sale of the Internet voice termination service (the "Service");

          (e) Administration, including accounting and record keeping, of the Equipment, Sites and customers; and

          (f) Compliance with all applicable, local, state, federal and international laws and regulations.

     3. Reasonable Business Practices. WQN shall employ all reasonable business practices to manage the enterprise including 1) the selection of the Sites, 2) the installation and maintenance of the Equipment, 3) the management of call traffic, and 4) the reporting and accounting of the JV activities to
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the Parties.

     4.   Capital Contribution      Partner agrees to contribute $50,000 upon
execution of this agreement.

     5. Operating Expenses. The Parties agree that the JV shall have no employees, and that, without the unanimous consent of the Parties, JV will incur no expenses other than the following:
          5.1   Carrier, local circuits and termination costs.

          5.2. Actual out-of-pocket costs for replacement parts and maintenance of the Equipment.

          5.3. Taxes, fees or assessments imposed on the JV by any federal, state or governmental authority.

          5.4. Actual costs for the preparation of required federal and state income, use, property and sales tax returns.

          5.5. Actual costs for the preparation of quarterly and annual financial statements.

     6. Segregation of Funds. The parties agree that the JV shall establish a separate bank account (the "JV Account") for the deposit of all funds collected with respect to the JV funds. The JV's funds shall not be commingled with the funds of any party or any other third party. In addition, only the payment of the amounts authorized in Paragraph 5 above and distributions to the parties shall be made from the JV Account.

     7. Reporting. Each Party will receive monthly and annual statements relative to the activities of the JV and may reasonably request additional information from time to time as may be necessary.

     8. Site Substitution. In the event the right for a local termination at a Site is lost for any reason, the Parties shall use a reasonable efforts basis to secure additional rights in that location, or alternatively, may move the circuit to an alternative location (country) of mutual choice.

     9.   Delegation of Duties.     WQN shall have full, complete and exclusive
authority to manage and control the business affairs and assets of the JV, to make all decisions regarding those matters and to perform any and all other acts and activities customary or incident to the management of the JV's business including, entering into, making and performing contracts, agreements and other undertakings binding the JV that may be necessary, appropriate or advisable in the furtherance of the purpose of the JV and acquiring, utilizing for JV purposes and selling or disposing of any assets of the JV; provided however, WQN shall not, without the prior written consent of Partner, (a) cause or permit the JV to dispose or encumber any of its Equipment or other assets, (b) cause or permit the JV to incur any indebtedness for borrowed money, (c) approve capital budgets and operating budgets of the JV, (d) cause or permit the JV to be a party to a merger, conversion, interest exchange or other similar transaction,
(e) cause or permit the JV to cancel, amend or restate or relinquish any material rights

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under, any material contract or agreement to which the JV is a party, (f)
terminate the JV, (g) add any additional parties to the JV, (h) amend this Agreement or (i) take any other action which would materially effect Partner's rights or WQN's obligations hereunder.

10.  Miscellaneous Provisions.

          10.1. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed to the address set forth below each of the Parties signature to this Agreement (or to such other address as any Party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

          10.2. The Parties will at any time, and from time to time after the Closing Date, upon request of the other Party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement.

          10.3. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          10.4. This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the Parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any such way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect. The Parties specifically represent, each to each other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No additional to or modification of any provision of this Agreement shall be binding upon any Party unless made in writing and signed by both Parties.

          10.5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE PARTIES AGREE THAT ANY DISPUTE WITH REGARD TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE DALLAS COUNTY, TEXAS DISTRICT COURT.

          10.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          10.7 The Parties may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any

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document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          10.8 If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement, inoperative, unenforceable or invalid.

          10.9 Neither this Agreement nor any of the Parties' rights hereunder shall be assignable by any Party hereto without the prior written consent of the other Parties hereto.

          10.10 The Parties expressly agree that each of the Parties may, during the continuation of the JV, and notwithstanding the existence of this Agreement, engage in any activities they choose, even if such activities are competitive with the activities of the JV, without having or incurring any obligation to offer any interest in such activities to the JV or any of the Parties hereto. Neither this Agreement nor the activity undertaken pursuant hereto shall prevent WQN or any of the other Parties hereto, or any affiliate of WQN or any of such other Parties, from engaging in such activities, or require WQN, any of the other Parties or any of the affiliates of WQN or the other Parties to permit the JV or any of the Parties to participate in such activities, and, as a material part of the consideration for the execution hereof by the Parties, each of the Parties hereto waives, relinquishes and renounces any such right or claim of participation.


          EXECUTED, this the 9/th/ day of April, 1999.

     BDC LLC - Partner                             WORLDQUEST NETWORKS, INC.


     By: /S/ E. DENTON JOHNES         By: /S/ MICHAEL LANHAM
        ----------------------           --------------------
        E. Denton Jones                  Michael Lanham
        President                        President

        ADDRESS FOR NOTICE               ADDRESS FOR NOTICE
        PURPOSES:                        PURPOSES:
        6408 Clinton Highway             16990 Dallas Parkway
        PO Box 12322                     Suite 220
        Knoxville, TN  37912-0322        Dallas, TX  75248

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